Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

William E. Snell Jr., President and CEO
Franklin Financial Services Corporation
Telephone: (717) 261-3512
Fax: (717) 261-3545
e-mail: bill.snell@f-mtrust.com

Franklin Financial Services Corporation Corrects Case of Mistaken Identity

Chambersburg, Pennsylvania (April 23, 2009) — Franklin Financial Services Corporation (OTCBB:FRAF) issued a brief statement today to correct news media reports erroneously identifying Gordon B. Grigg, charged in a federal felony filed April 22, 2009 in the U.S. District Court for the Middle District of Tennessee in Nashville, as associated with Franklin Financial Services Corporation. Mr. Grigg is not and never was, in any way, associated with Franklin Financial Services Corporation.

This error appears to have been derived from an April 22, 2009 press release issued by the Department of Justice identifying Mr. Grigg as a “former Franklin, [Tennessee] financial advisor” and erroneously confusing that statement with Franklin Financial Services Corporation.

Franklin Financial Services Corporation is the largest independent, locally owned and operated bank holding company headquartered in Franklin County, Pennsylvania with assets of approximately $915 million. Its wholly-owned subsidiary, F&M Trust Company, has twenty-five community banking offices located in Boiling Springs, Carlisle, Chambersburg, Greencastle, Hustontown, McConnellsburg, Mont Alto, Marion, Newville, Orbisonia, Shippensburg, St. Thomas, Warfordsburg, and Waynesboro, Pennsylvania. Franklin Financial Services Corporation stock is traded on the over-the-counter market under the symbol FRAF